Exhibit 8.1

SIMPSON THACHER & BARTLETT LLP

1999 AVENUE OF THE STARS, 29TH FLOOR

LOS ANGELES, CA 90067-4607

(310) 407-7500

FACSIMILE (310) 407-7502

May 13, 2016

Oaktree Capital Group, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as counsel to Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance of an indeterminate number of Class A units representing limited liability company interests in the Company.

We have examined (i) the Registration Statement, (ii) the Third Amended and Restated Operating Agreement of the Company, dated August 31, 2011, and the Amendment thereto, dated as of March 29, 2012, (iii) the Amended and Restated Limited Partnership Agreement of Oaktree Capital I, L.P., dated May 25, 2007, (iv) the Amended and Restated Limited Partnership Agreement of Oaktree Capital II, L.P., dated May 25, 2007, (v) the Second Amended and Restated Limited Partnership Agreement of Oaktree Investment Holdings, L.P., dated May 25, 2011, (vi) the Amended and Restated Limited Partnership Agreement of Oaktree Capital Management, L.P., dated May 25, 2007, (vii) the Amended and Restated Limited Partnership Agreement of Oaktree Capital Management (Cayman), L.P., dated May 25, 2007, (viii) the Second Amended and Restated Limited Partnership Agreement of Oaktree AIF Investments, L.P., dated October 29, 2008, and (ix) the representation letter of the Company and Oaktree Capital Group Holdings GP, LLC delivered to us for purposes of this opinion (the “Representation Letter”). We have also examined originals or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. As to matters of fact material to this opinion, we have relied upon certificates and comparable documents of public officials and of officers and representatives of the Company.

NEW YORK	BEIJING	HONG KONG	HOUSTON	LONDON	PALO ALTO	SÃO PAULO	SEOUL	TOKYO	WASHINGTON, D.C.

Oaktree Capital Group, LLC	-2-	MAY 13, 2016

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the Company and Oaktree Capital Group Holdings GP, LLC in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Tax Considerations”, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the ownership and disposition of the Company’s Class A units.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the references to our firm under the headings “Material U.S. Federal Tax Considerations” and “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP